Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Nikola Corporation of our report dated March 1, 2022, relating to the financial statements of Romeo Power, Inc., appearing in the Current Report on Form 8-K/A dated November 28, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California

August 22, 2023